UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 5, 2019, Calpine Corporation (“Calpine” or the “Company”) amended its revolving credit facility (the “Amendment”), to increase the capacity by approximately $330 million from approximately $1.69 billion to approximately $2.02 billion. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.
As further discussed under Item 2.03 below, on April 5, 2019, Calpine entered into a new seven-year $950 million first lien senior secured term loan facility (the “2026 First Lien Term Loan Facility”). Calpine used the proceeds received from the 2026 First Lien Term Loan Facility to repay in full the approximately $400 million first lien senior secured term loan facility dated February 3, 2017 and the approximately $550 million first lien senior secured term loan facility dated December 15, 2015.
The information included in Item 2.03 below is incorporated by reference into this Item 1.01.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As disclosed above, on April 5, 2019, Calpine entered into a new seven-year $950 million first lien senior secured term loan facility with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), MUFG Union Bank, N.A., as collateral agent and the lenders party thereto from time to time. This summary of the material terms of the 2026 First Lien Term Loan Facility credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
The Credit Agreement provides for a first lien senior secured term loan facility in an aggregate principal amount of $950 million, which bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate for a one month interest period plus 1.0% (in each case, as such terms are defined in the Credit Agreement), plus an applicable margin of 1.75%, or (ii) LIBOR plus 2.75% per annum (with no LIBOR floor). Calpine will pay an upfront fee to the Lenders (as defined in the Credit Agreement) in an amount equal to 1.0% of the aggregate principal amount of the 2026 First Lien Term Loan Facility, which may be structured as original issue discount.
Calpine may reprice the 2026 First Lien Term Loan Facility, subject to receiving the required approval from the Lenders. If a Repricing Transaction (as defined in the Credit Agreement) occurs prior to the six-month anniversary of the closing date, Calpine will pay to the Administrative Agent for the account of the Lenders a prepayment premium equal to 1% of the principal amount that is being repriced. Calpine may elect to extend the maturity of term loans under the 2026 First Lien Term Loan Facility, in whole or in part, subject to approval from Lenders holding such term loans and willing to so extend.
Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire outstanding principal amount of the 2026 First Lien Term Loan Facility within thirty (30) days after the date of such change of control triggering event.
In connection with the 2026 First Lien Term Loan Facility, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The 2026 First Lien Term Loan Facility is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the 2026 First Lien Term Loan Facility will become due and payable immediately without further action or notice. If other Events of Default arise (as defined in the Credit Agreement) and are continuing, the Lenders holding more than 50% of the outstanding 2026 First Lien Term Loan Facility amounts may declare all amounts outstanding pursuant to the 2026 First Lien Term Loan Facility to be due and payable immediately.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 9 to the Credit Agreement, dated as of April 5, 2019, among Calpine Corporation, as borrower, the guarantors party thereto, MUFG Bank, Ltd, as administrative agent, MUFG Union Bank, N.A., as collateral agent, and the lenders party thereto.

10.2
Credit Agreement, dated April 5, 2019 among Calpine Corporation, as borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and MUFG Union Bank, N.A., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: April 5, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 9 to the Credit Agreement, dated as of April 5, 2019, among Calpine Corporation, as borrower, the guarantors party thereto, MUFG Bank, Ltd, as administrative agent, MUFG Union Bank, N.A., as collateral agent, and the lenders party thereto.

10.2
Credit Agreement, dated April 5, 2019 among Calpine Corporation, as borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and MUFG Union Bank, N.A., as collateral agent.